Exhibit 10.4

THE SECURITIES REFERRED TO IN THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

V-CLIP PHARMACEUTICALS, INC.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of November __, 2007 (the “Effective Date”), is by and between V-Clip Pharmaceuticals, Inc., a California corporation (the “Company”), and University License Equity Holdings, Inc., a Colorado nonprofit corporation (the “Investor”).

Recital

The Investor desires to acquire 600 shares (the “Shares”) of the Company’s Common Stock, no par value per share (the “Company Stock”), in consideration for the grant of an exclusive license by The Regents of The University of Colorado, a constitutional body corporate, to the Company of certain patent rights under that certain License Agreement, dated of even date herewith (the “License Agreement”), and the Company desires to issue such shares of Company Stock to the Investor in connection with consideration for the grant of the exclusive license under the License Agreement, upon the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing recital and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Subscription.  At or prior to the Effective Date, subject to the terms and conditions hereof, the following shall occur:

a.           The Investor and the Company shall execute this Agreement;

b.           The Company shall issue the Shares to the Investor and shall deliver to the Investor a stock certificate evidencing its ownership of the Shares; and

c.           The Regents of the University of Colorado and the Company shall execute the License Agreement.

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor that, as of the Effective Date and immediately prior to issuing the Shares:

a.           Organization; Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to carry out the provisions of this Agreement, to issue and sell the Shares and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary.

b.           Capitalization. Other than as set forth on Schedule A attached hereto, the Company does not have any other shares of capital stock authorized.  Schedule A attached hereto sets forth the type and number of shares of capital stock authorized by the Company, all of the Company's issued and outstanding capital stock and all securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or warrants, subscription rights, options, stock appreciation rights, phantom equity or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and the name of each record holder thereof.  Schedule A sets forth all equity, option, incentive and stock purchase plans and all other plans or arrangements under which the Company may issue any capital stock or securities of the Company and the number of shares of capital stock authorized to be issued under such plans or arrangements.  All issued and outstanding securities of the Company are set forth on Schedule A attached hereto and (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and non-assessable and free of any liens or encumbrances and will not violate or be subject to any preemptive rights or rights of first refusal granted by the Company.  The Shares will be issued in compliance with all applicable federal and state securities laws.  The Shares represent six percent (6%) of the issued and outstanding capital stock of the Company, calculated pursuant to Section 5(a) below.

c.           Due Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all of the Company’s obligations hereunder, and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken.  This Agreement, when executed and delivered, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.  No authorization, approval, consent or license of any third party, court or governmental regulatory body or authority is required on the part of the Company in connection with the execution and delivery of this Agreement and the valid issuance and sale of the Shares or the consummation of any other transaction contemplated hereby.

d.           Intellectual Property. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. Except as disclosed in writing to the Investor, the Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware of any violation by a third party of any of the Company's intellectual property. Notwithstanding the foregoing, the Company makes no representations or warranties to Investor regarding any of the intellectual property rights licensed to the Company from The Regents of the University of Colorado pursuant to the License Agreement.

e.           Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company that questions the validity of any of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, properties, condition, affairs, prospects, business or operations of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or, to the best of its knowledge, subject to the provisions of any order, writ, injunction, judgment or decree of any arbitration panel or tribunal, court or government agency or instrumentality.

f.           Compliance with Laws; Permits.  The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, operations, assets, properties, liabilities, prospects, financial condition or operations of the Company.

g.           Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any third parties or governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares or the consummation of the transactions contemplated hereby have been obtained and are effective as of the Effective Date, except for notices required or permitted to be filed with certain state and federal securities commissions, which required notices will be filed on a timely basis.

h.           Title to Properties and Assets; Liens, Etc.  The Company has good and marketable title to the properties and assets it owns (whether tangible or intangible) and is in material compliance with all leases pursuant to which it leases its leasehold estates. The properties and assets owned by the Company are not subject to any mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, and (b) liens and encumbrances arising in the ordinary course of business or minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the business or operations of the Company. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, normal wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used.

i.           Full Disclosure. The Company has provided Investor with all information requested by the Investor in connection with its decision to acquire the Shares. To the Company’s knowledge, none of this Agreement, any attachments hereto, or any other information delivered by the Company to the Investor or its attorneys or agents in connection herewith or therewith contain any untrue statement of a material fact nor, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

j.           Defaults.  The Company is not in violation or default of any term of (i) its articles of incorporation or bylaws, (ii) any provision of any material mortgage, indenture, contract, agreement, or instrument to which it is a party or by which it is bound, or (iii) any judgment, decree, order, writ applicable to the Company.  The execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the Shares, will not, with or without the passage of time or the giving of notice, result in any such violations, or be in conflict with or constitute a default under any of the foregoing, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company.

k.           Exemption.  The offer, issuance, and sale of the Shares is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “SecuritiesAct”), and it has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

l.           Broker Fees.  The Company has not employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, and has not dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect hereto as a result of which any claim for a fee can or will be made against the Investor.

3.           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that, as of the Effective Date:

a.           Experience; Investigation; Investment.    The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.  The Company has made all requested information available to the Investor and the Investor has received sufficient information to enable it to evaluate the merits and risks of its investment.  The Investor understands that its investment in the Company is speculative and any return on the investment is highly uncertain.  The Investor is able to bear the economic risk of the investment and has the ability to hold the Shares indefinitely and the ability to suffer a complete loss of its investment.  The Investor is purchasing the Shares for investment for its own account, for investment purposes only, and not with a view towards their distribution.

b.           Transfer Restrictions.   The Investor will not sell, offer for sale, assign, pledge, hypothecate or otherwise transfer or encumber all or any part of its interest in the Shares in the absence of either (i) an effective registration statement covering such transaction under the Securities Act, or (ii) an opinion of counsel reasonably satisfactory to the Company to the effect that registration under the Securities Act is not required; provided, however, that the Company agrees that the Investor may transfer the Shares to any entity or organization within the Control Group (as defined below) (an "Exempt Transfer").  As used herein, "Control Group" means the University of Colorado (“CU”), the University of Colorado Foundation, Inc. (collectively with CU and the Investor, the “CU Entities”) or any third party that directly or indirectly (by the ownership of voting rights, the power to appoint the governing body, contract, or otherwise) controls, is controlled by, or is under common control with the CU Entities.

The Investor understands and agrees that the following legend (or one substantially similar) will be placed on the certificates for the Shares:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT.

c.           Registration.     The Investor understands that the Shares are being issued and sold in reliance upon exemptions provided in the Securities Act.  The Investor understands that the Company is under no obligation to register the Shares or to assist the Investor in complying with any exemption from registration if the Investor should at a later date wish to dispose of such Shares.  The Investor understands that the Shares may not qualify for sale or other disposition under Rule 144 promulgated under the Securities Act.

4.          Indemnity.  The Company agrees to indemnify and hold harmless the CU Entities, their directors, officers, stockholders, control affiliates, agents and employees, from and against any claim, demand, loss, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) incurred as a result of any misrepresentation or breach of any agreement, representation, warranty or covenant made by the Company herein.

5.           Anti-Dilution and Preemptive Rights Covenant.

a.           Calculation.     The Company agrees to maintain the Investor’s percentage ownership of the Company’s total outstanding capital stock on a fully diluted basis calculated solely based upon the Investor’s ownership of the Shares  and any additional capital stock issued to the Investor pursuant to this Section 5 (collectively with the Shares, the “Anti-Dilution Shares”) (excluding any other securities of the Company owned by the Investor) at six percent (6%) (the “Investor’s Ownership Interest”), subject to adjustment downward if the Investor transfers any Anti-Dilution Shares (as discussed below), as calculated in this Section 5(a).  The calculation of the Company’s total outstanding capital stock on a fully-diluted basis shall include the Company’s issued and outstanding common stock, any other issued and outstanding capital stock of the Company or any issued and outstanding securities convertible or exchangeable into capital stock of the Company.  This calculation shall not include (i) any shares of restricted stock or shares of capital stock issued or issuable upon the exercise of options granted to the Company’s employees, directors or consultants pursuant to any stock purchase or stock option plans or other arrangements that are approved by the Company’s board of directors (the “Board of Directors”); (ii) any shares of capital stock issued by the Company in a public offering of such stock pursuant to a registration statement filed under the Securities Act (a “Public Offering”); or (iii) any shares of capital stock issued by the Company in connection with an acquisition or merger with an unaffiliated third party that is approved by the Board of Directors (an “Approved Merger”) (collectively, the “Excluded Securities”).  The Company shall maintain the Investor’s Ownership Interest by issuing to the Investor additional securities of the same type of security that triggers this provision. If the Investor transfers any of the Anti-Dilution Shares (other than in an Exempt Transfer), the Investor’s Ownership Interest shall be reduced proportionately and the Company’s anti-dilution obligation under this Section 5 shall be proportionately reduced.

b.           Notice.    If the Investor is entitled to receive additional securities pursuant to Section 5(a) above, the Company shall provide the Investor with prompt written notice thereof.  A capitalization table showing the new capitalization of the Company, including the adjustment in the number of securities issued to the Investor, shall be provided with such notice.  The Company shall promptly deliver to the Investor the additional securities, and the Investor shall not be obligated to pay any additional consideration for such additional securities received.

c.           Termination.  The Investor’s rights under Section 5(a) shall terminate on the earliest to occur of the following:  (i) immediately prior to a sale of all or substantially all of the assets of the Company approved by the Board of Directors, (ii) immediately prior to any issuance or exchange of stock in connection with an Approved Merger in which the stockholders of the Company immediately prior to such transaction own less than 50% of the Company’s or other surviving entity’s voting power immediately following such transaction or merger of the Company with and into Viral Genetics, Inc., a Delaware corporation (“Viral Genetics”), pursuant to a Memorandum of Understanding between the Company, Investor and Viral Genetics of even date herewith, (the events described in subparagraphs (i) and (ii) shall be referred to as a “Change in Control”); (iii) upon the closing of an equity financing which results in the Company having received at least two million dollars ($2,000,000) in the aggregate in equity financing from non-affiliated third parties on an arms-length basis subsequent to the Effective Date (the “Threshold Amount”) and shall not apply to any equity issued in any financing in excess of the Threshold Amount (regardless of whether the Threshold Amount is exceeded in the equity financing in which the Threshold Amount is reached); or (iv) immediately prior to the effective date of any Public Offering.

d.        Preemptive Rights.  If the Investor’s rights pursuant to Section 5(a) are terminated pursuant to Section 5(c)(iii), the Investor shall immediately have the preemptive right to purchase its pro rata share of New Securities (as defined below) which the Company may, from time to time, sell and/or issue at the price at which such New Securities are to be issued (including in an equity financing in which the Threshold Amount is reached), such pro rata share to be determined in the same manner as the Investor’s Ownership Interest (the “Preemptive Share”).  In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investor written notice of its intention, describing the type of New Securities, the price and the general terms and conditions upon which the Company proposes to issue the New Securities (the “Issuance Notice”).  The Investor shall have fifteen (15) business days from the date of receipt of the Issuance Notice (the “Exercise Period”) to agree to purchase all or a portion of the Investor’s Preemptive Share of such New Securities for the price and upon the general terms specified in the Issuance Notice by giving written notice to the Company, which notice shall state the quantity of New Securities to be purchased by the Investor (the “Preemptive Notice”).  The Company shall have 90 days after the expiration of the Exercise Period (the “Offering Period”) to sell the New Securities which are not purchased pursuant to the Preemptive Notice (the “Remaining New Securities”) at a price and upon general terms no more favorable to the purchasers thereof than specified in the Issuance Notice.  In the event the Company has not sold the Remaining New Securities within the Offering Period, the Company shall not thereafter issue or sell any New Securities without first complying with this Section 5(d).  The Company agrees that the Investor may transfer the rights granted to the Investor pursuant to this Section 5(d) to any entity or organization within the Control Group.  For purposes of this Section 5(d), “New Securities” shall mean any equity securities of the Company whether or not now authorized and any securities convertible, exchangeable or exercisable for any equity security of the Company other than (i) Excluded Securities, or (ii) securities issuable upon the exercise, conversion or exchange of derivative securities which were originally issued as New Securities in accordance with this Section 5(d).

6.           Other Covenants.  The Company agrees that, so long as the Investor owns the Shares or any additional shares issued to the Investor under Section 5 above:

           a.           Corporate Existence.  The Company will preserve, renew and keep in full force and effect, its corporate existence.

           b.           Compliance with Laws.  The Company will comply with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such noncompliance would not, individually or in the aggregate, have a material adverse effect on the business, operations, assets, properties, liabilities, prospects or financial condition of the Company.

c.           Books and Records.  The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with United States generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under United States generally accepted accounting principles consistently applied.

d.           Information Delivery Requirements.  The Company shall deliver to the Holder no later than sixty (60) days after the end of each of the first three (3) calendar quarters, an income statement, balance sheet and statement of cash flows prepared in accordance with United States generally accepted accounting principles consistently applied and a summary of corporate events, each for the preceding quarter.  The Company shall deliver to the Holder no later than ninety (90) days after the close of its fiscal year, an income statement, balance sheet and statement of cash flows prepared in accordance with United States generally accepted accounting principles consistently applied and a summary of corporate events, each for the preceding fiscal year.

7.           Miscellaneous.

a.           Remedy.  In addition to other remedies to the Investor may be entitled for a material breach by the Company of this Agreement by contract, by law or otherwise, the Investor shall also be entitled to terminate the License Agreement.

b.           Confidentiality.  Subject to Section 24-72-201, et. seq., of the Colorado Revised Statutes, the Investor agrees that it will hold in strict confidence any information that is disclosed, delivered or made available to it in connection with or pursuant to this Agreement (the “Company Confidential Information”) and shall not disclose nor permit disclosure of any such information to anyone, except to employees or agents of the Investor to whom disclosure is necessary, and shall not use such information for any purpose other than to monitor its investment in the Company.  Notwithstanding the foregoing, the Investor may disclose such information to the transferee in any Exempt Transfer (an “Exempt Transferee”) so long as such Exempt Transferee agrees, subject to Section 24-72-201, et. seq., of the Colorado Revised Statutes, to keep any such information confidential under terms no less stringent than is required pursuant to this Agreement.  Notwithstanding anything in this Agreement to the contrary, the Investor shall have no obligation to preserve the confidential nature of any Company Confidential Information which: (i) is or becomes generally available to the public by other than unauthorized disclosure, (ii) was or is independently discovered by Investor or its employees or affiliates after the Effective Date, or (iii) is disclosed to the Investor by a party under no duty of confidentiality with respect to such information.  Disclosure of Confidential Information shall not be precluded if disclosure is: (i) required by law or (ii) is in response to a valid order of a court or other governmental body of the United States (provided the Investor first gives written notice to the Company and makes a reasonable effort to obtain a protective order requiring the Company Confidential Information be used solely for the purpose for which the original order was issued).

c.           Observer Rights.  The Company shall allow one (1) representative (the “Board Observer”), as may be designated by the Investor, to attend all meetings of the Company’s Board of Directors in a nonvoting capacity.  The Company shall provide the Board Observer all notices, materials and other information provided to the Board of Directors in connection with any meetings of the Board of Directors.  The Company reserves the right to exclude the Board Observer from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to (i) preserve the attorney-client privilege, or (ii) avoid a conflict of interest arising from a discussion of a transaction, dispute or negotiation regarding the Investor.  The Investor’s rights under this Section 7(c) shall terminate immediately prior to the earliest to occur of (y) a Change in Control or (z) the effective date of any Public Offering.

d.           Entire Agreement.  This Agreement contains the entire agreement among the parties with respect to the subject matter hereof.  This Agreement may be modified only in writing signed by the parties hereto.

e.           Governing Law.  The terms of this Agreement shall be construed in accordance with the laws of the State of Colorado, as applied to contracts entered into by Colorado residents within the State of Colorado and to be performed entirely within the State of Colorado, without regard to the law of conflicts of the State of Colorado.  The Company hereby (i) submits to the non-exclusive jurisdiction of the courts of the State of Colorado and the Federal courts of the United States sitting in the State of Colorado for the purpose of any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts in and of the State of Colorado, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

f.           Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the parties hereto.

g.           Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

h.           Counterparts; Facsimile Signatures.  This Agreement may be executed in multiple counterparts, each of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement may be executed by delivery of an original executed counterpart signature page by facsimile transmission.

i.           Notice.  Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be given in writing and shall be deemed to have been duly given and received (i) upon personal delivery, (ii) upon the first business day following the receipt of confirmation of facsimile transmission to the facsimile number set forth below, (iii) the next business day after delivery to reputable overnight courier addressed as set forth below, or (iv) upon the third business day after deposit in the United States first class mail, postage prepaid and addressed as set forth below.  Any party hereto may by notice so given change its address for future notices hereunder.  Notices shall be sent to the addresses specified below:

If to the Investor:

University License Equity Holdings, Inc.
4740 Walnut Street, Suite 100
Campus Box 488
Boulder, CO 80309
Attn:    Tom Smerdon
Fax:           (303) 735-3831

With a copy to:

Hensley Kim & Holzer, LLC
1660 Lincoln Street, Suite 3000
Denver, Colorado 80264
Attention:  Darren R. Hensley, Esq.
Fax: (720) 377-0777

If to the Company:

V-Clip Pharmaceuticals, Inc.
1321 Mountain View Circle
Azusa, CA 91702
Fax: (626) 334-5324

j.           Headings.          The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first above written.

INVESTOR:

University License Equity Holdings, Inc.

By:
Its:

COMPANY:

V-Clip Pharmaceuticals, Inc

By:
Its:

Schedule A

CAPITALIZATION

Table 1 -- V-Clip Stockholders other than ULEHI

V-Clip Stockholder	Number of Shares of Common Stock
Viral Genetics	4,400
M. Karen Newell	2,200
Robert Berliner	2,200
Evan Newell	500
Robert Melamede	100
Total	9,400

Table 2 -- V-Clip Stockholders including ULEHI

Shareholder	Shares of V-Clip Common Stock	% of Total
Viral Genetics	4,400	44.00%
M. Karen Newell	2,200	22.00%
Robert Berliner	2,200	22.00%
Evan Newell	500	5.00%
Robert Melamede	100	1.00%
ULEHI	600	6.00%
Total	10,000	100.00%

Table 2 represents all the shares of capital stock that will be issued and outstanding after issuance of the ULEHI shares.  There are no outstanding shares of V-Clip preferred stock.